UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported on October 4, 2023, Immunome, Inc. (the “Company”) completed its previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of June 29, 2023 (the “Merger Agreement”), by and among the Company, Ibiza Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Morphimmune Inc. (“Morphimmune”), pursuant to which Merger Sub merged with and into Morphimmune, with Morphimmune surviving the merger as a wholly owned subsidiary of the Company. This Amendment No. 1 on Form 8-K/A is being filed by the Company to amend the Current Report on Form 8-K filed on October 4, 2023 (the “Original Report”), solely to provide the disclosures required by Item 9.01 of Form 8-K that were not previously filed with the Original Report.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) and the notes related thereto are filed as Exhibits 99.1 and 99.2 to this report.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) and the notes related thereto are filed as Exhibit 99.3 to this report.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of Independent Auditors
99.1	Audited Financial Statements of Morphimmune Inc. for the years ended December 31, 2022 and 2021
99.2	Unaudited Interim Financial Statements of Morphimmune Inc. for the nine months ended September 30, 2023 and 2022
99.3	Unaudited Pro Forma Combined Financial Statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNOME, INC.

Date: November 22, 2023	By:	/s/ Clay Siegall
Clay Siegall, Ph.D.
President and Chief Executive Officer